Exhibit 10.35

MANHATTAN PHARMACEUTICALS, INC.

Subscription Agreement

SUBSCRIPTION AGREEMENT

Manhattan Pharmaceuticals, Inc.
48 Wall Street, Suite 1100
New York, NY 10005

Ladies and Gentlemen:

1.           Subscription.  The undersigned (the “Purchaser”), intending to be legally bound, hereby irrevocably agrees to purchase from Manhattan Pharmaceuticals, Inc., a Delaware corporation (the “Company”), the number of units (the “Units”) of the Company set forth on the signature page hereof at a purchase price of $25,000 per Unit.  This subscription is submitted to you in accordance with and subject to the terms and conditions described in this Subscription Agreement and the Confidential Private Placement Memorandum, dated December 28, 2009, as may amended or supplemented from time to time, including all attachments, schedules and exhibits thereto (the “Memorandum,” and, together with this Subscription Agreement, the “Offering Documents”) and relating to the offering (the “Offering”) by the Company of a minimum of 100 Units ($2,500,000) and a maximum of 160 Units ($4,000,000) with the right at the sole discretion of the Company and the Placement Agent to increase the maximum by an additional 40 Units ($1,000,000) (the “Overallotment”).  Each Unit is being offered at a price of $25,000 per Unit and consists of (i) 357,143 shares of common stock, $0.001 par value per share (the “Common Stock” or “Shares”) of the Company and (ii) 535,714 warrants (each a “Warrant” and collectively the “Warrants”), each of which will entitle the holder to purchase one additional share of Common Stock (each a “Warrant Share” and collectively the “Warrant Shares”).  The Shares, the Warrants and the Warrant Shares may be collectively referred to in this Subscription Agreement as the "Securities".  The Units are being offered on an exclusive basis through National Securities Corporation (the “Placement Agent”).  The minimum subscription for a Purchaser in the Offering is one Unit ($25,000); provided, however, that Placement Agent and the Company, in their sole discretion, may waive such minimum subscription requirement from time to time.

2.           Payment.  The Purchaser encloses herewith a check payable to, or will immediately make a wire transfer payment to “Signature Bank, Escrow Agent for Manhattan Pharmaceuticals, Inc.” in the full amount of the purchase price of the Units being subscribed for.  Such funds will be held for the Purchaser's benefit, and will be returned promptly, without interest or offset if this Subscription Agreement is not accepted by the Company or the Offering is terminated pursuant to its terms or by the Company or the Placement Agent.  Together with a check for, or wire transfer of, the full purchase price, the Purchaser is delivering (i) a completed and executed Omnibus Signature Page to this Subscription Agreement and the Registration Rights Agreement and (ii) an Investor Questionnaire and Investor Profile, which is annexed hereto.

3.           Deposit of Funds.  All payments made as provided in Section 2 hereof shall be deposited by the Company or the Placement Agent as soon as practicable with the Escrow Agent, in a non-interest-bearing escrow account (the “Escrow Account”) until the earliest to occur of (a) the occurrence of a closing, the first of which shall not occur until $2,500,000 of Units are sold (the “First Closing”), (b) the rejection of such subscription, or (c) the termination of the Offering by the Company or the Placement Agent.  The Company and the Placement Agent may continue to offer and sell the Units and conduct additional closings (each, a “Closing”) for the sale of additional Units after the First Closing and until the termination of the Offering. In the event that the Company does not effect a Closing (as defined below), on or before February 28, 2010 (the “Initial Offering Period”), which period may be extended by the Company and the Placement Agent, in their mutual discretion to a date no later than March 28, 2010 (the “Termination Date”, with this additional period, together with the Initial Offering Period, being referred to herein as the “Offering Period”), the Company will refund all subscription funds, without deduction and/or interest accrued thereon, and will return the subscription documents to each Purchaser.  If the Company and/or the Placement Agent rejects a subscription, either in whole or in part (which decision is in their sole discretion), the rejected subscription funds or the rejected portion thereof will be returned promptly to such Purchaser without interest accrued thereon.

4.           Acceptance of Subscription.  The Purchaser understands and agrees that the Company and the Placement Agent, in their discretion reserve the right to accept or reject this or any other subscription for Units, in whole or in part, notwithstanding prior receipt by the Purchaser of notice of acceptance of this or any other subscription.  The Company shall have no obligation hereunder until the Company shall execute and deliver to the Purchaser an executed copy of this Subscription Agreement.  If this subscription is rejected in whole, or the Offering is terminated, all funds received from the Purchaser will be returned without interest, penalty, expense or deduction, and this Subscription Agreement shall thereafter be of no further force or effect.  If this subscription is rejected in part, the funds for the rejected portion of this subscription will be returned without interest, penalty, expense or deduction, and this Subscription Agreement will continue in full force and effect to the extent this subscription was accepted.

5.           Representations and Warranties of the Purchaser.  The Purchaser hereby acknowledges, represents, warrants, and agrees as follows:

(a)           None of the Units or the Securities contained in the Units offered pursuant to the Offering Documents are registered under the Securities Act of 1933, as amended (the “Securities Act”), or any state securities laws.  The Purchaser understands that the offering and sale of the Units contemplated hereby is intended to be exempt from registration under the Securities Act, by virtue of Section 4(2) thereof and the provisions of Regulation D promulgated thereunder, based, in part, upon the truth and accuracy of, and compliance with, representations, warranties and agreements of the Purchaser contained in this Subscription Agreement;

(b)           The Purchaser and the Purchaser’s attorney, accountant, purchaser representative and/or tax advisor, if any (collectively, the “Advisors”), acknowledges that it has received the Offering Documents, either in hard copy or electronically, and all other documents requested by the Purchaser, has carefully reviewed them and understands the information contained therein, and the Purchaser and the Advisors, if any, prior to the execution of this Subscription Agreement, have had access to the same kind of information as would be available in a registration statement filed by the Company under the Securities Act.  Purchaser’s decision to enter into this Subscription Agreement and the other Transaction Documents (as defined herein) has been made based solely on the independent evaluation of the Purchaser and its Advisors, if any;

(c)           Neither the Securities and Exchange Commission (the “SEC”) nor any state securities commission or other regulatory body has approved the Units, Shares or Warrants or passed upon or endorsed the merits of the Offering or confirmed the accuracy or determined the adequacy of the Offering Documents.  Any representation to the contrary is a criminal offense.  The Offering Documents have not been reviewed by any federal, state or other regulatory authority.  The Units, and the Securities are subject to restrictions on transferability and resale and may not be transferred or resold except as permitted under the Securities Act, and the applicable state securities laws, pursuant to registration or exemption therefrom;

(d)           All documents, records, and books pertaining to the investment in the Units (including, without limitation, the Offering Documents) have been made available, subject to certain confidentiality restrictions, for inspection by the Purchaser and its Advisors, if any;

(e)           The Purchaser and its Advisors, if any, have had a reasonable opportunity to ask questions of and receive answers from a person or persons acting on behalf of the Company concerning the offering of the Units and the business, financial condition, and results of operations of the Company, and all such questions have been answered by representatives of the Company to the full satisfaction of the Purchaser and its Advisors, if any, and the Purchaser and its Advisors have had access, through the Memorandum and/or the EDGAR system, to true and complete copies of the Company’s most recent Annual Report on Form 10-K for the fiscal year ended December 31, 2008 (the “10-K”) and all other reports filed by the Company pursuant to the Securities Exchange Act of 1934, as amended, since the filing of the 10-K and prior to the date hereof and  have reviewed such filings;

(f)           In evaluating the suitability of an investment in the Company, the Purchaser has not relied upon any representation or other information (oral or written) other than as stated in the Offering Documents or as contained in documents so furnished to the Purchaser or its Advisors, if any, by the Company or the Placement Agent;

(g)           The Purchaser is unaware of, is in no way relying on, and did not become aware of the offering of the Units directly or indirectly through or as a result of, any form of general solicitation or general advertising including, without limitation, any press release, filing with the SEC, article, notice, advertisement or other communication published in any newspaper, magazine or similar media or broadcast over television, radio or the internet, in connection with the offering and sale of the Units and is not subscribing for Units and did not become aware of the offering of the Units through or as a result of any seminar or meeting to which the Purchaser was invited by, or any solicitation of a subscription by, a person not previously known to the Purchaser in connection with investments in securities generally;

(h)           The Purchaser has taken no action which would give rise to any claim by any person for brokerage commissions, finder’ fees or the like relating to this Subscription Agreement or the transactions contemplated hereby (other than commissions and other compensation to be paid by the Company to the Placement Agent or as otherwise described in the Offering Documents);

(i)           The Purchaser's decision to enter into this Subscription Agreement and the Registration Rights Agreement has been made based solely on the independent evaluation of the Purchaser and its own Advisors, if any, and the Purchaser, either alone or together with its Advisors, if any, has such knowledge and experience in financial, tax, and business matters, and, in particular, investments in securities, so as to enable it to utilize the information made available to it in connection with the Offering to evaluate the merits and risks of an investment in the Units and the Company and to make an informed investment decision with respect thereto;

(j)           The Purchaser is not relying on the Company, the Placement Agent or any of their respective employees or agents with respect to the legal, tax, economic and related considerations of an investment in the Units, and the Purchaser has relied on the advice of, or has consulted with, only its own Advisors, if any;

(k)           The Purchaser is neither a registered representative under the Financial Industry Regulatory Authority (“FINRA”), a member of FINRA or associated or affiliated with any member of FINRA, nor a broker-dealer registered with the SEC under the Exchange Act or engaged in a business that would require it to be so registered, nor is it an affiliate of a such a broker-dealer or any person engaged in a business that would require it to be registered as a broker-dealer. In the event such Purchaser is a member of FINRA, or associated or affiliated with a member of FINRA, such Purchaser agrees, if requested by FINRA, to sign a lock-up, the form of which shall be satisfactory to FINRA with respect to the Shares, Warrants and the Warrant Shares.  Furthermore, the Purchaser is not an underwriter of the Common Stock, nor is it an affiliate of an underwriter of the Common Stock.

(l)           The Purchaser is acquiring the Units solely for such Purchaser's own account for investment purposes only and not with a view to or intent of resale or distribution thereof, in whole or in part.  The Purchaser has no agreement or arrangement, formal or informal, with any person to sell or transfer all or any part of the Units, the Shares, the Warrants or the Warrant Shares, and the Purchaser has no plans to enter into any such agreement or arrangement;

(m)           The purchase of the Units represents a high risk capital investment and the Purchaser is able to afford an investment in a speculative venture having the risks and objectives of the Company.  The Purchaser must bear the substantial economic risks of the investment in the Units indefinitely because none of the Units, the Shares, the Warrants or the Warrant Shares may be sold, hypothecated or otherwise disposed of unless subsequently registered under the Securities Act and applicable state securities laws or an exemption from such registration is available.  Legends shall be placed on the Units, the Shares, the Warrants and the Warrant Shares to the effect that they have not been registered under the Securities Act or applicable state securities laws and appropriate notations thereof will be made in the Company's books.  Stop transfer instructions will be placed with the transfer agent of the Shares, if any, or with the Company.  There can be no assurance that there will be any market for resale of the Units, the Shares, the Warrants or the Warrant Shares.  The Company has agreed that purchasers of the Units will have, with respect to the Shares and the Warrant Shares, the registration rights described in the Registration Rights Agreement in the form annexed to the Memorandum;

(n)           The Purchaser has adequate means of providing for such Purchaser's current financial needs and foreseeable contingencies and has no need for liquidity of its investment in the Securities for an indefinite period of time;

(o)           The Purchaser is aware that an investment in the Units involves a number of very significant risks and has carefully read and considered the matters set forth under the caption “Risk Factors” in the Offering Documents, and, in particular, acknowledges that the Company has a limited operating history and limited assets, the Company has not had any revenues from product sales to date, the Company has incurred loses since its inception in 1993, the Company is engaged in a highly competitive business and the Company's independent registered public accounting firm has included an explanatory paragraph in its opinion on the Company’s financial statements for the fiscal years ended December 31, 2008, expressing doubt as to the Company's ability to continue as a going concern;

(p)           The Purchaser meets the requirements of at least one of the suitability standards for an “accredited investor” as that term is defined in Regulation D under the Securities Act, and has truthfully and accurately completed the Investor Questionnaire attached hereto;

(q)           The Purchaser: (i) if a natural person, represents that the Purchaser has reached the age of 21 and has full power and authority to execute and deliver this Subscription Agreement and all other related agreements or certificates and to carry out the provisions hereof and thereof; (ii) if a corporation, partnership, or limited liability company or partnership, or association, joint stock company, trust, unincorporated organization or other entity, represents that such entity was not formed for the specific purpose of acquiring the Units, such entity is duly organized, validly existing and in good standing under the laws of the state of its organization, the consummation of the transactions contemplated hereby is authorized by, and will not result in a violation of any law applicable to it or its charter or other organizational documents, such entity has full power and authority to execute and deliver this Subscription Agreement and all other related agreements or certificates and to carry out the provisions hereof and thereof and to purchase and hold the Units and the Securities, the execution and delivery of this Subscription Agreement has been duly authorized by all necessary action, this Subscription Agreement has been duly executed and delivered on behalf of such entity and is a legal, valid and binding obligation of such entity; or (iii) if executing this Subscription Agreement in a representative or fiduciary capacity, represents that it has full power and authority to execute and deliver this Subscription Agreement in such capacity and on behalf of the subscribing individual, ward, partnership, trust, estate, corporation, or limited liability company or partnership, or other entity for whom the Purchaser is executing this Subscription Agreement, and such individual, partnership, ward, trust, estate, corporation, or limited liability company or partnership, or other entity has full right and power to perform pursuant to this Subscription Agreement and make an investment in the Company, and represents that this Subscription Agreement constitutes a legal, valid and binding obligation of such entity.  The execution and delivery of this Subscription Agreement will not violate or be in conflict with any order, judgment, injunction, agreement or controlling document to which the Purchaser is a party or by which it is bound;

(r)           The Purchaser and the Advisors, if any, have had the opportunity to obtain any additional information, to the extent the Company had such information in its possession or could acquire it without unreasonable effort or expense, necessary to verify the accuracy of the information contained in the Offering Documents and all documents received or reviewed in connection with the purchase of the Units and have had the opportunity to have representatives of the Company provide them with such additional information regarding the terms and conditions of this particular investment and the financial condition, results of operations, business and prospects of the Company deemed relevant by the Purchaser or the Advisors, if any, and all such requested information, to the extent the Company had such information in its possession or could acquire it without unreasonable effort or expense, has been provided by the Company to the full satisfaction of the Purchaser and the Advisors, if any;

(s)           Any information which the Purchaser has heretofore furnished or is furnishing herewith to the Company or the Placement Agent is complete and accurate and may be relied upon by the Company and the Placement Agent in determining the availability of an exemption from registration under Federal and state securities laws in connection with the Offering.  The Purchaser further represents and warrants that it will notify and supply corrective information to the Company and the Placement Agent immediately upon the occurrence of any change therein occurring prior to the Company's issuance of the securities underlying the Units;

(t)           The Purchaser has significant prior investment experience, including investments in high risk securities.  The Purchaser is knowledgeable about investments in small and thinly capitalized, development stage companies.  The Purchaser has a sufficient net worth to sustain a loss of its entire investment in the Company in the event such a loss should occur.  The Purchaser's overall commitment to investments which are not readily marketable is not excessive in view of the Purchaser’s net worth and financial circumstances and the purchase of the Units will not cause such commitment to become excessive.  The investment is a suitable one for the Purchaser;

(u)           The Purchaser is satisfied that the it has received adequate information with respect to all matters which it or the Advisors, if any, consider material to its decision to make this investment;

(v)           The Purchaser acknowledges that any estimates or forward-looking statements or projections included in the Offering Documents were prepared by the Company in good faith but that the attainment of any such projections, estimates or forward-looking statements cannot be guaranteed and will not be updated by the Company and should not be relied upon;

(w)           No oral or written representations have been made, or oral or written information furnished, to the Purchaser or its Advisors, if any, in connection with the Offering which are in any way inconsistent with the information contained in the Offering Documents;

(x)           Within five (5) business days after receipt of a request from the Company or the Placement Agent, the Purchaser will provide such information and deliver such documents as may reasonably be necessary to comply with any and all laws and ordinances to which the Company or the Placement Agent is subject;

(y)           The Purchaser’s substantive relationship with the Company, the Placement Agent or subagent through which the Purchaser is subscribing for Units predates the Company’s, Placement Agent’s or such subagent's contact with the Purchaser regarding an investment in the Units;

(z)           THE SECURITIES OFFERED HEREBY HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR THE SECURITIES LAWS OF ANY STATES AND ARE BEING OFFERED AND SOLD IN RELIANCE ON EXEMPTIONS FROM THE REGISTRATION REQUIREMENTS OF SAID ACT AND SUCH LAWS.  THE SECURITIES ARE SUBJECT TO RESTRICTIONS ON TRANSFERABILITY AND RESALE AND MAY NOT BE TRANSFERRED OR RESOLD EXCEPT AS PERMITTED UNDER SAID ACT AND SUCH LAWS PURSUANT TO REGISTRATION OR EXEMPTION THEREFROM.  THE SECURITIES HAVE NOT BEEN APPROVED OR DISAPPROVED BY THE SECURITIES AND EXCHANGE COMMISSION, ANY STATE SECURITIES COMMISSION OR ANY OTHER REGULATORY AUTHORITY, NOR HAVE ANY OF THE FOREGOING AUTHORITIES PASSED UPON OR ENDORSED THE MERITS OF THIS OFFERING OR THE ACCURACY OR ADEQUACY OF THE OFFERING DOCUMENTS.  ANY REPRESENTATION TO THE CONTRARY IS UNLAWFUL;

(aa)           Other than with respect to the transactions contemplated herein, since the earlier to occur of (i) the time that the Purchaser was first contacted by the Company, the Placement Agent or any other person regarding an investment in the Company and (ii) the thirtieth (30th) day prior to the date hereof, neither the Purchaser nor any affiliate of the Purchaser which (i) had knowledge of the transactions contemplated hereby, (ii) has or shares discretion relating to the Purchaser’s investments or trading or information concerning the Purchaser’s investments, including in respect of the Securities, or (iii) is subject to the Purchaser’s review or input concerning such affiliate’s investments or trading decisions (collectively, “Trading Affiliates”) has, directly or indirectly, nor has any person acting on behalf of, or pursuant to, any understanding with the Purchaser or Trading Affiliate effected or agreed to effect any transactions in the securities of the Company or involving the Company’s securities (a “Prohibited Transaction”).

(bb)           The Purchaser understands that affiliates and/or employees of the Placement Agent (i) beneficially own in the aggregate approximately 7,883,085 shares of Common Stock, (ii) will receive the compensation set forth elsewhere in the Offering Documents in connection with the Offering, and (iii) may, but are not obligated to, purchase Securities in the Offering and any and all such Securities purchased shall be counted toward the Minimum Amount and the Maximum Amount.

(cc)           (For ERISA plans only)    The fiduciary of the ERISA plan represents that such fiduciary has been informed of and understands the Company’s investment objectives, policies and strategies, and that the decision to invest “plan assets” (as such term is defined in ERISA) in the Company is consistent with the provisions of ERISA that require diversification of plan assets and impose other fiduciary responsibilities.  The Purchaser fiduciary or Plan (a) is responsible for the decision to invest in the Company; (b) is independent of the Company or any of its affiliates; (c) is qualified to make such investment decision; and (d) in making such decision, the Purchaser fiduciary or Plan has not relied primarily on any advice or recommendation of the Company or any of its affiliates;

(dd)           The Purchaser should check the Office of Foreign Assets Control (“OFAC”) website at <http://www.treas.gov/ofac> before making the following representations. The Purchaser represents that the amounts invested by it in the Company in the Offering were not and are not directly or indirectly derived from activities that contravene federal, state or international laws and regulations, including anti-money laundering laws and regulations. Federal regulations and Executive Orders administered by OFAC prohibit, among other things, the engagement in transactions with, and the provision of services to, certain foreign countries, territories, entities and individuals.  The lists of OFAC prohibited countries, territories, persons and entities can be found on the OFAC website at <http://www.treas.gov/ofac>.  In addition, the programs administered by OFAC (the “OFAC Programs”) prohibit dealing with individuals1 or entities in certain countries regardless of whether such individuals or entities appear on the OFAC lists;

(ee) To the best of the Purchaser’s knowledge, none of: (1) the Purchaser; (2) any person controlling or controlled by the Purchaser; (3) if the Purchaser is a privately-held entity, any person having a beneficial interest in the Purchaser; or (4) any person for whom the Purchaser is acting as agent or nominee in connection with this investment is a country, territory, individual or entity named on an OFAC list, or a person or entity prohibited under the OFAC Programs.  Please be advised that the Company may not accept any amounts from a prospective investor if such prospective investor cannot make the representation set forth in the preceding paragraph.  The Purchaser agrees to promptly notify the Company and the Placement Agent should the Purchaser become aware of any change in the information set forth in these representations.  The Purchaser understands and acknowledges that, by law, the Company may be obligated to “freeze the account” of the Purchaser, either by prohibiting additional subscriptions from the Purchaser, declining any redemption requests and/or segregating the assets in the account in compliance with governmental regulations, and the Placement Agent may also be required to report such action and to disclose the Purchaser’s identity to OFAC.  The Purchaser further acknowledges that the Company may, by written notice to the Purchaser, suspend the redemption rights, if any, of the Purchaser if the Company reasonably deems it necessary to do so to comply with anti-money laundering regulations applicable to the Company and the Placement Agent or any of the Company’s other service providers.  These individuals include specially designated nationals, specially designated narcotics traffickers and other parties subject to OFAC sanctions and embargo programs;

(ff) To the best of the Purchaser’s knowledge, none of: (1) the Purchaser; (2) any person controlling or controlled by the Purchaser; (3) if the Purchaser is a privately-held entity, any person having a beneficial interest in the Purchaser; or (4) any person for whom the Purchaser is acting as agent or nominee in connection with this investment is a senior foreign political figure2, or any immediate family3 member or close associate4 of a senior foreign political figure, as such terms are defined in the footnotes below; and

1 These individuals include specially designated nationals, specially designated narcotics traffickers and other parties subject to OFAC sanctions and embargo programs.

2 A “senior foreign political figure” is defined as a senior official in the executive, legislative, administrative, military or judicial branches of a foreign government (whether elected or not), a senior official of a major foreign political party, or a senior executive of a foreign government-owned corporation. In addition, a “senior foreign political figure” includes any corporation, business or other entity that has been formed by, or for the benefit of, a senior foreign political figure.

3 “Immediate family” of a senior foreign political figure typically includes the figure’s parents, siblings, spouse, children and in-laws.

4 A “close associate” of a senior foreign political figure is a person who is widely and publicly known to maintain an unusually close relationship with the senior foreign political figure, and includes a person who is in a position to conduct substantial domestic and international financial transactions on behalf of the senior foreign political figure.

(gg)           If the Purchaser is affiliated with a non-U.S. banking institution (a “Foreign Bank”), or if the Purchaser receives deposits from, makes payments on behalf of, or handles other financial transactions related to a Foreign Bank, the Purchaser represents and warrants to the Company that: (1) the Foreign Bank has a fixed address, other than solely an electronic address, in a country in which the Foreign Bank is authorized to conduct banking activities; (2) the Foreign Bank maintains operating records related to its banking activities; (3) the Foreign Bank is subject to inspection by the banking authority that licensed the Foreign Bank to conduct banking activities; and (4) the Foreign Bank does not provide banking services to any other Foreign Bank that does not have a physical presence in any country and that is not a regulated affiliate.

6.           Representations, Warranties and Covenants of the Company.  The Company hereby represents, warrants, acknowledges and agrees as follows:

(a)           The Company is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware.  The Company is not in violation of any of the provisions of its certificate of incorporation, by-laws or other organizational or charter documents (the “Internal Documents”). Except as described in the Memorandum, the Company has no subsidiaries and does not have an equity interest in any other firm, partnership, association or other entity.  The Company is qualified to transact business as a foreign corporation and is in good standing under the laws of each jurisdiction where the location of its properties or the conduct of its business makes such qualification necessary, except where the failure to be so qualified would not have a Material Adverse Effect.

(b)           The Company has all power and authority to: (i) conduct its business as presently conducted and as proposed to be conducted (as described in the Memorandum); (ii) enter into and perform its obligations under this Subscription Agreement, the Warrants and the Registration Rights Agreement (collectively, the “Transaction Documents”); and (iii) issue, sell and deliver the Units.  The execution and delivery of each of the Transaction Documents has been duly authorized by the necessary corporate action.  This Subscription Agreement has been duly executed and when delivered will constitute, and each of the other Transaction Documents, upon due execution and delivery, will constitute, valid and binding obligations of the Company, enforceable against the Company in accordance with their respective terms (i) except as enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or other similar laws now or hereafter in effect relating to or affecting creditors’ rights generally, including the effect of statutory and other laws regarding fraudulent conveyances and preferential transfers, and except that no representation is made herein regarding the enforceability of the Company’s obligations to provide indemnification and contribution remedies under the securities laws and (ii) subject to the limitations imposed by general equitable principles (regardless of whether such enforceability is considered in a proceeding at law or in equity).

8.           Registration Rights.  Purchaser shall have the registration rights described in the Registration Rights Agreement in the form annexed to the Memorandum as Exhibit C.

9.           Indemnification.  The Purchaser agrees to indemnify and hold harmless the Company, the Placement Agent, and their respective officers, directors, employees, agents, attorneys, control persons and affiliates from and against all losses, liabilities, claims, damages, costs, fees and expenses whatsoever (including, but not limited to, any and all expenses incurred in investigating, preparing or defending against any litigation commenced or threatened) based upon or arising out of any actual or alleged false acknowledgment, representation or warranty, or misrepresentation or omission to state a material fact, or breach by the Purchaser of any covenant or agreement made by the Purchaser herein or in any other document delivered in connection with this Subscription Agreement.

10.         Irrevocability; Binding Effect.  The Purchaser hereby acknowledges and agrees that the subscription hereunder is irrevocable by the Purchaser, except as required by applicable law, and that this Subscription Agreement shall survive the death or disability of the Purchaser and shall be binding upon and inure to the benefit of the parties and their heirs, executors, administrators, successors, legal representatives, and permitted assigns.  If the Purchaser is more than one person, the obligations of the Purchaser hereunder shall be joint and several and the agreements, representations, warranties, and acknowledgments herein shall be deemed to be made by and be binding upon each such person and such person's heirs, executors, administrators, successors, legal representatives, and permitted assigns.

11.         Modification.  Any of the terms or provisions of this Subscription Agreement shall not be modified or waived except by an instrument in writing signed by the party against whom any such modification or waiver is sought.

12.         Immaterial Modifications to the Transaction Documents.  The Company may, at any time prior to the First Closing, amend the Transaction Documents if necessary to clarify any provision therein, without first providing notice or obtaining prior consent of the Purchaser, if, and only if, such modification is not material in any respect.

13.         Notices.  Any notice or other communication required or permitted to be given hereunder shall be in writing and shall be mailed by certified mail, return receipt requested, or delivered against receipt to the party to whom it is to be given (a) if to the Company, at the address set forth above, or (b) if to the Purchaser, at the address set forth on the signature page hereof (or, in either case, to such other address as the party shall have furnished in writing in accordance with the provisions of this Section 13).  Any notice or other communication given by certified mail shall be deemed given at the time of certification thereof, except for a notice changing a party's address which shall be deemed given at the time of receipt thereof.

14.         Assignability.  This Subscription Agreement and the rights, interests and obligations hereunder are not transferable or assignable by the Purchaser and the transfer or assignment of the Units shall be made only in accordance with all applicable laws.

15.         Applicable Law.  This Subscription Agreement shall be governed by and construed under the laws of the State of New York as applied to agreements among New York residents entered into and to be performed entirely within New York.  Each of the parties hereto (1) agree that any legal suit, action or proceeding arising out of or relating to this Agreement shall be instituted exclusively in the state or federal courts located in New York County, New York, (2) waive any objection which the Company may have now or hereafter to the venue of any such suit, action or proceeding, and (3) irrevocably consent to the jurisdiction of such courts in any such suit, action or proceeding.  Each of the parties hereto further agrees to accept and acknowledge service of any and all process which may be served in any such suit, action or proceeding in such courts and agree that service of process upon it mailed by certified mail to its address shall be deemed in every respect effective service of process upon it, in any such suit, action or proceeding.  THE PARTIES HERETO AGREE TO WAIVE THEIR RESPECTIVE RIGHTS TO A JURY TRIAL OF ANY CLAIM OR CAUSE OF ACTION BASED UPON OR ARISING OUT OF THIS SUBSCRIPTION AGREEMENT OR ANY DOCUMENT OR AGREEMENT CONTEMPLATED HEREBY.

16.         Blue Sky Qualification.  The purchase of Units under this Subscription Agreement is expressly conditioned upon the exemption from qualification of the offer and sale of the Units from applicable federal and state securities laws.  The Company shall not be required to qualify this transaction under the securities laws of any jurisdiction and, should qualification be necessary, the Company shall be released from any and all obligations to maintain its offer, and may rescind any sale contracted, in the jurisdiction.

17.         Use of Pronouns.  All pronouns and any variations thereof used herein shall be deemed to refer to the masculine, feminine, neuter, singular or plural as the identity of the person or persons referred to may require.

18.         Confidentiality.  The Purchaser acknowledges and agrees that any information or data the Purchaser has acquired from or about the Company, not otherwise properly in the public domain, was received in confidence (the “Confidential Information”).  Any distribution of the Confidential Information to any person other than the Purchaser named above, in whole or in part, or the reproduction of the Confidential Information, or the divulgence of any of its contents (other than to the Purchaser’s tax and financial advisers, attorneys and accountants, who will likewise be required to maintain the confidentiality of the Confidential Information) is unauthorized, except that any Purchaser (and each employee, representative, or other agent of such Purchaser) may disclose to any and all persons, without limitations of any kind (except as provided in the next sentence) the tax treatment and tax structure of the transaction and all materials of any kind (including opinions or other tax analyses) that are provided to the Purchaser relating to such tax treatment and tax structure.  Any such disclosure of the tax treatment, tax structure and other tax-related materials shall not be made for the purpose of offering to sell the Units offered hereby or soliciting an offer to purchase any such securities.  Except as provided above with respect to tax matters, the above named Purchaser agrees not to divulge, communicate or disclose, except as may be required by law or for the performance of this Subscription Agreement, or use to the detriment of the Company or for the benefit of any other person or persons, or misuse in any way, any Confidential Information of the Company, including any scientific, technical, trade or business secrets of the Company and any scientific, technical, trade or business materials that are treated by the Company as confidential or proprietary, including, but not limited to, ideas, discoveries, inventions, developments and improvements belonging to the Company and confidential information obtained by or given to the Company about or belonging to third parties.

19.         Miscellaneous.

(a)           The Offering Documents, together with the Transaction Documents, constitute the entire agreement between the Purchaser and the Company with respect to the subject matter hereof and supersede all prior oral or written agreements and understandings, if any, relating to the subject matter hereof.

(b)           The representations and warranties of the Company made in this Subscription Agreement shall survive the execution and delivery hereof and delivery of the Units hereunder for a period of twelve (12) months from the date of issuance. The representations and warranties of the Purchaser made in this Subscription Agreement shall survive the execution and delivery hereof and delivery of the Units hereunder indefinitely.

(c)           Each of the parties hereto shall pay its own fees and expenses (including the fees of any attorneys, accountants, appraisers or others engaged by such party) in connection with this Subscription Agreement and the transactions contemplated hereby whether or not the transactions contemplated hereby are consummated.

(d)           This Subscription Agreement may be executed in one or more counterparts each of which shall be deemed an original, but all of which shall together constitute one and the same instrument.

(e)           Each provision of this Subscription Agreement shall be considered separable and, if for any reason any provision or provisions hereof are determined to be invalid or contrary to applicable law, such invalidity or illegality shall not impair the operation of or affect the remaining portions of this Subscription Agreement.

(f)            Paragraph titles are for descriptive purposes only and shall not control or alter the meaning of this Subscription Agreement as set forth in the text.

(g)           The Purchaser understands and acknowledges that there may be multiple Closings for the Offering.

20.         Omnibus Signature Page.  This Subscription Agreement is intended to be read and construed in conjunction with the Registration Rights Agreement pertaining to the issuance by the Company of the Shares and Warrants to subscribers pursuant to the Memorandum.  Accordingly, pursuant to the terms and conditions of this Subscription Agreement and such related agreement it is hereby agreed that the execution by the Purchaser of this Subscription Agreement, in the place set forth herein, shall constitute agreement to be bound by the terms and conditions hereof and the terms and conditions of the Registration Rights Agreement, with the same effect as if each of such separate, but related agreement, were separately signed.

[REMAINDER OF PAGE INTENTIONALLY LEFT BLANK]

To subscribe for Units in the private offering of

Manhattan Pharmaceuticals, Inc.

1.	Date and Fill in the number of Units being purchased and Complete and Sign the Subscription Agreement.

2.	Initial the Accredited Investor Certification page attached to this Subscription Agreement.

3.	Complete and return the Investor Profile and, if applicable, Wire Transfer Authorization attached to this letter.

4.	Fax all forms to [_____] at [______] and then send all signed original documents with check to:

National Securities Corporation
[__________________________]

5.	Please make your subscription payment payable to the order of "Signature Bank, Escrow Agent for Manhattan Pharmaceuticals, Inc.”

Questions regarding completion of the subscription documents should be directed to [______].

ANTI MONEY LAUNDERING REQUIREMENTS

The USA PATRIOT Act	What is money laundering?	How big is the problem and why is it important?

The USA PATRIOT Act is designed to detect, deter, and punish terrorists in the United States and abroad.  The Act imposes new anti-money laundering requirements on brokerage firms and financial institutions.  Since April 24, 2002 all brokerage firms have been required to have new, comprehensive anti-money laundering programs.

To help you understand these efforts, the Placement Agent wants to provide you with some information about money laundering and its steps to implement the USA PATRIOT Act.

Money laundering is the process of disguising illegally obtained money so that the funds appear to come from legitimate sources or activities.  Money laundering occurs in connection with a wide variety of crimes, including illegal arms sales, drug trafficking, robbery, fraud, racketeering, and terrorism.

The use of the U.S. financial system by criminals to facilitate terrorism or other crimes could well taint our financial markets.  According to the U.S. State Department, one recent estimate puts the amount of worldwide money laundering activity at $1 trillion a year.

What is the Placement Agent required to do to eliminate money laundering?

Under new rules required by the USA PATRIOT Act, the Placement Agent’s anti-money laundering program must designate a special compliance officer, set up employee training, conduct independent audits, and establish policies and procedures to detect and report suspicious transaction and ensure compliance with the new laws.

As part of its required program, the Placement Agent may ask you to provide various identification documents or other information.  Until you provide the information or documents the Placement Agent needs, we may not be able to effect any transactions for you.

MANHATTAN PHARMACEUTICALS, INC.
OMNIBUS SIGNATURE PAGE TO THE
SUBSCRIPTION AGREEMENT AND
REGISTRATION RIGHTS AGREEMENT

Subscriber hereby elects to subscribe under the Subscription Agreement for a total of ______ Units at a price of $25,000 per Unit (NOTE: to be completed by subscriber) and executes the Subscription Agreement and Registration Rights Agreement.

Date (NOTE: To be completed by subscriber): ___________________________, 20__

If the Purchaser is an INDIVIDUAL, and if purchased as JOINT TENANTS, as TENANTS IN COMMON, or as COMMUNITY PROPERTY:

Print Name(s)	Social Security Number(s)

Signature(s) of Subscriber(s)	Signature

Date	Address

If the Purchaser is a PARTNERSHIP, CORPORATION, LIMITED LIABILITY COMPANY or TRUST:

Name of Partnership,	Federal Taxpayer
Corporation, Limited	Identification Number
Liability Company or Trust

By:
	Name:	State of Organization
Title:

Date		Address

MANHATTAN PHARMCEUTICALS, INC.	NATIONAL SECURITIES CORP.

By:	By:
Authorized Officer	Authorized Officer